Emmis Communications Public-side Lender Presentation April 21, 2015

2 Note: Certain statements in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Reference is made to the Company’s Annual Report on Form 10-K and other public documents filed with the Securities and Exchange Commission for additional information concerning such risks and uncertainties Additional disclosure related to non-GAAP financial measures can be found under the Investors tab on our website, www.emmis.com

3 • Jeff Smulyan, Chairman, President & Chief Executive Officer • Patrick Walsh, Executive Vice President, Chief Financial Officer & Chief Operating Officer • Ryan Hornaday, Senior Vice President of Finance & Treasurer Today’s presenters

4  Emmis performed better than its competitors in New York (Emmis -6.0%, NY market -7.3% for 9 months ended November 30, 2014), but the overall market remains weak and continues to be a drag on Emmis’ performance  The Company is facing new headwinds in the Los Angeles market, where a new station was launched in February 2015 (iHeart Radio’s KRRL) aimed directly at Emmis’ Power 106 (KPWR) – KRRL also lured away Emmis’ popular morning host (Big Boy) in early March; the station launched commercial-free with 10,000 songs and a $1+ million marketing campaign to jumpstart ratings – Power 106 has been Emmis’ best-performing station for several years and is its most profitable  The New York and Los Angeles markets account for over half of Emmis’ radio revenues, which causes the Company uncertainty regarding financial results for Fiscal 2016  Emmis is seeking further covenant relief for the quarters ended May 31, 2015 through February 28, 2017 given the aforementioned uncertainty – Emmis finished Fiscal 2015 under its 6.00x covenant at 5.40x, but wants to constructively manage compliance with sufficient cushion – The Company reduced cash operating costs by approximately $7 million as part of its Fiscal 2016 budget Situation update and overview of amendment request

5 Emmis has outperformed its markets but markets are weak Time period Emmis revenue growth Market revenue growth 9M 11/30/14 +1.8% -4.1% FYE 2/28/14 +4.9% +2.7% FYE 2/28/13 +3.3% -1.2% FYE 2/29/121 +4.0% +0.6% FYE 2/28/111 +6.7% +4.5% Emmis versus the market  Emmis wins! By 2%  Emmis wins! By 4%  Emmis wins! By 3%  Emmis wins! By 2% Superior strategy and execution leading to consistently better results Source: Miller Kaplan 1 Excludes WRKS now operated under LMA with ESPN as WEPN-FM  Emmis wins! By 6%; extending performance lead on rivals

KPWR (Power 106) in Los Angeles has been strong; however, new headwinds are expected

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POWER 106 FM

Market overview

- ✓ Power 106 has been Emmis' top performing station for several years while facing limited direct competition in the Los Angeles radio market
  - ✓ Market rank by radio revenues: #1
  - ✓ Ranking in primary demographic target: #1 (November 2014)
- ✓ Revenues have outpaced the competitors in the Los Angeles market, helping Emmis' market share grow from 5.5% to 6.1% during the 9 months ended November 30, 2014

Los Angeles market

YTD 9-month market revenue summary

- ❑ Total revenues -3.0%

YTD 9-month Emmis revenue summary

- ❑ Total revenues +8.2%

Tactical response to LA pressure

Programming

- ❑ Launched *The Cruz Show* in mornings with long-time Power 106 evening personality J Cruz and nearly all of former morning show cast (lost one member)
- ❑ Completed research on station's competitive positioning with Edison Research

Talent

- ❑ Completed or enhanced contract terms with key personalities J Cruz (mornings), Yesi Ortiz (mid-days) and Felli Fel (afternoon drive) along with morning show cast and key mixers
- ❑ In December, reached 4-year agreement with award-winning program director Jimmy Steal
- ❑ Signed or finalizing employment agreements with key programming, sales management, marketing and digital personnel

Sales

- ❑ Enhanced commission structure for account executives
- ❑ Working on companywide non-compete agreements for sales force (evaluating alternatives in California)

Marketing and Promotion

- ❑ Added $500K to Q1 marketing budget and retained full amount of core digital and promotional budgets (i.e. targeted ticket giveaways and Facebook advertising)
- ❑ Increased total spend from $300K to $950K

Culture and Compensation

- ❑ Finalizing lease extension to provide for tenant improvement allowance
- ❑ Finalized non-executive, team incentive for hitting Fiscal 2016 budget

6

7 New York market has been challenging; Emmis executing its plan YTD 9-month market revenue summary  Total revenues -7.3% YTD 9-month Emmis revenue summary  Total revenues -6.0% New York market  The New York market has been weak throughout calendar 2014, down mid to high single digits after being up 5% in calendar 2013  Auto is down slightly while wireless and beverages are down significantly  National was off approximately 30% during the summer months and was down 18% for the 9- months ended November 30, 2014 Market overview Programming and Talent  Hiring new Program Director for Hot 97 with background at CBS and Beasley who quickly landed new mid-day personality from Radio One- Houston and afternoon personality from iHeart Media-San Francisco and MTV to improve appeal to young-end audience  Locked up new or extended contracts with key talent including Ebro Darden, Funk Flex, DJ Enuff, DJ Camillo on Hot 97 and Earthquake, Shaila and Déjà vu on WBLS  Locking up these talents was more expensive in light of the public disclosures in LA litigation Tactical response to NYC market weakness Sales  Restructured commissions to focus team on new business development, digital and event sales in light of weak transaction environment  Staffed team to focus on selling large dollar integrated marketing programs to national clients  Efforts focused on Summer Jam, Circle of Sisters and digital assets Culture and Compensation  One-year post acquisition, team is integrated and working together more effectively  Significant talent upgrades on-air, programming and in sales should begin to improve operating performance in Fiscal 2016

Emmis continues to outperform in other radio markets; publishing business continues to grow emmis communications

St. Louis market (Emmis: 4 stations)	Austin market (Emmis: 6 stations)	Indianapolis market (Emmis: 4 stations)
YTD 9-month market revenue summary	**YTD 9-month market revenue summary**	**YTD 9-month market revenue summary**
❑ Total revenues -2.8%	❑ Total revenues +6.0%	❑ Total revenues -1.2%
YTD 9-month Emmis revenue summary	**YTD 9-month Emmis revenue summary**	**YTD 9-month Emmis revenue summary**
❑ Total revenues -1.1%	❑ Total revenues +9.6%	❑ Total revenues +4.6%

Performance overview

- ✓ Emmis continues to outperform the St. Louis, Austin and Indianapolis markets, beating market revenues in each of the three radio markets
- ✓ The Company captured additional market share of 0.5%, 3.1% and 3.7% in St. Louis, Austin and Indianapolis, respectively
- ✓ In addition to the three aforementioned markets, Emmis also operates four stations in Terre Haute, IN that generated $96,000 in cash flow for the Company

Publishing summary

- ✓ Emmis' publishing operations consist of Texas Monthly, Los Angeles, Atlanta, Indianapolis Monthly, Cincinnati, and Orange Coast
- ✓ Publishing grew revenues 3.5% in the 9-months ended November 30, 2014
- ✓ Custom publications (alumni magazines, visitor guides, etc.) has been a profitable growth segment for Emmis' publishing division

8

Transaction overview J.P. Morgan Securities LLC

10 Actual % of x LTM Pro Forma % of x LTM ($ millions) 11/30/2014 Market Cap. Adj. EBITDA 11/30/2014 Market Cap. Adj. EBITDA Cash and Cash Equivalents $1.9 $1.9 $20mm Revolver due June 2019 10.0 4.9% 0.36x 10.0 3.6% 0.27x Term Loan B due 2021 109.0 53.1% 3.88x 185.0 65.8% 5.00x Total Balance Sheet Debt $119.0 58.0% 4.23x $195.0 69.3% 5.27x Net Compliance Debt $117.1 4.16x $193.1 5.22x Market Value of Equity 2 86.2 42.0% 86.2 30.7% Total Market Capitalization $205.2 100.0% $281.2 100.0% Less: Cash and Cash Equivalents (1.9) (1.9) Enterprise Value $203.3 7.23x $279.3 7.55x LTM 11/30/2014 Adjusted EBITDA $28.1 Pro Forma for 2nd Closing 11/30/2014 Adjusted EBITDA 3 $37.0 Pro Forma November 30, 20141 Pro Forma For 2nd Closing Existing capitalization Source: Company financials and projection model Note: Capitalization table excludes Digonex and 98.7 non recourse debt 1 Leverage ratio nets $76.0 million of restricted cash against Term Loan balance 2 Market capitalization as of April 14, 2015 3 Pro forma for impact of WLIB/WBLS acquisition

11 Summary of amendment request Summary of terms and conditions Borrower: Emmis Operating Company (the “Company”) Guarantors: All existing and future restricted domestic subsidiaries of the Borrower Sole Bookrunner: J.P. Morgan Securities LLC Administrative Agent: JPMorgan Chase Bank, N.A. Ratings:  Corporate – [TBD]  Issue – [TBD] Facilities: Facility Amount Tenor Rates LIBOR Floor OID Amortization Revolver $20mm 5 years L + 475 bps None 99.01 None Term Loan B $185.0mm2 7 years L + 475 bps 1.00% 98.75 1.00% per annum; bullet at maturity Call Protection: 102 through February 29, 2016, 101 through February 28, 2017 and par thereafter (Term Loan B only) Amortization (TL B): 0.50% through quarter ending January 1, 2016 and 1.25% thereafter Use of Proceeds: Finance the acquisition of YMF Media, LLC’s New York cluster of radio stations (the “Acquisition”), refinance certain indebtedness, pay fees and expenses and fund working capital and general corporate purposes Security: First priority lien on, and security interest in, substantially all tangible and intangible property of the Borrower and each Guarantor, including a pledge of 100% of the stock of the Borrower and each domestic restricted subsidiary, subject to FCC rules on licenses Incremental Facility: $20mm plus an unlimited amount subject to pro forma net senior secured leverage < 3.50x Financial Maintenance Covenants:  Maximum Total Debt / EBITDA: Amend covenant to 6.75x through February 29, 2016, stepping down to 6.50x through May 31, 2016, 6.25x through August 31, 2016, 6.00x through November 30, 2017, 5.75x through February 28, 2017 and 4.00x thereafter  Minimum Interest Coverage (Revolver only): 2.00x Mandatory Prepayments: Mandatory prepayments required from proceeds of:  100% of net cash proceeds of non-ordinary course asset sale proceeds, with 12-month reinvestment rights  100% of debt issuance proceeds (other than permitted debt)  75% of ECF stepping down to 50% when net senior secured leverage < 3.50x, 25% when net senior secured leverage < 2.75x and 0% when net senior secured leverage < 2.25x Other Adjustments3:  EBITDA definition allowance for severance basket and limited radio station reformatting  Excess Cash Flow definition adjustment for LMA and financing fees 1 Taken in the form of an upfront fee 2 At closing $76mm was funded into escrow until the phase 2 Acquisition payment in February 2015 3 Severance basket to permit up to $5.0mm in add back as well as a radio station reformatting basket of $2.5mm; Excess Cash Flow adjustment up to $6.0mm Note: The definitions of “Consolidated Excess Cash Flow” and “Consolidated EBITDA” will be amended to carve out fees and expenses in connection with the Amendment Borrower Guarantors Sole Bookrunner Facilities Security Pricing Facility Drawn Cost Undrawn Cost LIBOR Floor Facility Drawn Cost Undrawn Cost LIBOR Floor RC L + 500 bps 50.0bps n/a RC L + 600 bps 50.0bps n/a TLB L + 500 bps n/a 1.00% TLB L + 600 bps n/a 1.00% Incremental Facilities Consent Fee Call Premium (TLB) Amortization (TLB) Financial Covenants Mandatory prepayments 37.5 bps 50.0 bps 102 call protection through the first anniversary of the Amendment Date, 101 call protection through the second anniversary of the Amendment Date and par thereafter 0.50% per quarter through FYE 2/28/16 and 5.0% per annum thereafter Reset 101 soft call for 12 months after amendment ffectiveness 1.0% per annum; with bullet payment due at maturity  Max. leverage ratio of 6.75x through February 29, 2016, stepping down to 6.50x through May 31, 2016, 6.25x through August 31, 2016, 6.00x through Novemb r 30, 2016, 5.75x through F bruary 28, 2017 and 4.00x thereafter  Same as existing  Max. leverage ratio of 5.25x through November 30, 2014, stepping up to 6.00x through February 29, 2016, stepping down to 4.75x through November 30, 2016 and 4.00x ther after  Min. interest coverage ratio of 2.00x (RC only)  100% of debt issuance proceeds (other than Permitted Debt)  75% of ECF stepping down to 50% when net sr. sec. leverage < 3.50x, 25% when leverage < 2.75x, and 0% when < 2.25x  100% of net cash proceeds of non-ordinary course asset sales, as well as insurance and co demnation proceeds, with 12-month reinv stment rights  Same as existing Illustrative Amendment #2 terms and conditions Same as existing Same as existing Same as existing  Same as existing  Same as existing Same as existing Same as existing 1st priority lien on, and security interest in, substantially all tangible and intangible property of the Borrower a d each Guarant , including a pledge of 100% of the stock of the Borrower and each domestic restricted subsidiary, subject to FCC rules on licenses $20.0 million / unlimit d up to 3.5x net senior secured lever ge  7-year $185mm Senior Secured Term Loan B Facility Amendment #1 terms and conditions Emmis Operating Company (the “Borrower”) All existing and future restricted, domestic subsidiaries J.P. Morgan Securities LLC  5-year $20mm Senior Secured Revolving Credit Facility

12 Fiscal Quarter Ending Ratio Fiscal Quarter Ending Ratio Fiscal Quarter Ending Ratio August 31, 2014 5.25x August 31, 2014 5.25x August 31, 2014 5.25x November 30, 2014 5.25x November 30, 2014 5.25x November 30, 2014 5.25x February 28, 2015 5.25x February 28, 2015 6.00x February 28, 2015 6.00x May 31, 2015 5.25x May 31, 2015 6.00x May 31, 2015 6.75x August 31, 2015 5.25x August 31, 2015 6.00x August 31, 2015 6.75x November 30, 2015 4.75x November 30, 2015 6.00x November 30, 2015 6.75x February 29, 2016 4.75x February 29, 2016 6.00x February 29, 2016 6.75x May 31, 2016 4.75x May 31, 2016 4.75x May 31, 2016 6.50x August 31, 2016 4.75x August 31, 2016 4.75x August 31, 2016 6.25x November 30, 2016 4.75x November 30, 2016 4.75x November 30, 2016 6.00x February 28, 2017 and thereafter 4.00x February 28, 2017 and thereafter 4.00x February 28, 2017 5.75x May 31, 2017 and thereafter 4.00x Original Leverage Covenant Step-Down Schedule Amend #1 Leverage Covenant Step-Down Schedule Proposed Leverage Covenant Step-Down Schedule Leverage covenant step down amendment summary

13 Preliminary transaction timeline Key Dates  Tuesday April 21st, 2015 Launch amendment via Lender Conference Call Draft Amendment documentation posted to IntraLinks  Wednesday April 29th, 2015 Consents due from Lenders  Thursday, April 30th, 2015 Closing and effectiveness  May 7th, 2015 Year end performance announcement = Bank holiday = Important transaction date April 2015 May 2015 S M T W T F S S M T W T F S 1 2 3 4 1 2 5 6 7 8 9 10 11 3 4 5 6 7 8 9 12 13 14 15 16 17 18 10 11 12 13 14 15 16 19 20 21 22 23 24 25 17 18 19 20 21 22 23 26 27 28 29 30 24 25 26 27 28 29 30 31

Appendix

15 EBITDA Reconciliation ($ thousands) PF 11/30/14 Pro Forma Cash Flows $37,173 Less: Katz credit ($1,024) Less: Minority Interest - Austin ($6,193) Less: Trade Income / Plus: Trade Loss $97 Plus: Pro forma synergies - WBLS/WLIB $751 Plus: KIHT (St. Louis) reformatting losses -- Plus: Severance and Contract Termination Costs -- Plus: Preferred Litigation Costs $785 Plus: Digonex Transaction Fees (legal fees) $266 Plus: YMF legal fees and severance $1,250 Plus: NextRadio payments to Sprint funded by Emmis $768 Plus: YMF Earnout - Gain on contract settlement $2,500 Plus: Digonex operating losses (excluded sub) $594 Plus: Interest Income $31 LTM Adjusted EBITDA $36,998 EBITDA reconciliation